EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FROM: MSA (MSA Safety Incorporated)
Ticker: MSA (NYSE)
MSA Media Contact: Mark Deasy +1 (412) 559-8154
MSA Investor Relations Contact: Chris Hepler +1 (412) 225-3717

MSA Safety Announces Divestiture of its Subsidiary Holding Legacy Liabilities

Simplifies Balance Sheet and Strengthens Cash Flow Profile
Positions MSA Safety for Long-term Growth and Profitability
Investor Conference Call on January 6, 2023 at 8:30 Eastern Time

PITTSBURGH, January 5, 2023 – Global safety equipment manufacturer MSA Safety Incorporated (“MSA Safety” or the “Company”) (NYSE: MSA) today announced that it has divested a wholly owned subsidiary that holds legacy product liability claims relating to coal dust, asbestos, silica, and other exposures, to a joint venture between R&Q Insurance Holdings Ltd. (“R&Q”) and Obra Capital, Inc. (“Obra”). In connection with the closing, MSA Safety contributed $341 million in cash and cash equivalents, while R&Q and Obra contributed an additional $35 million.

As a result of the transaction, MSA Safety has removed all legacy cumulative trauma product liability reserves, related insurance assets, and associated deferred tax assets of the divested subsidiary from its balance sheet. R&Q and Obra have assumed management of the divested subsidiary, including the management of its claims.

Nish Vartanian, MSA Safety Chairman, President, and Chief Executive Officer said, “We are pleased to complete the sale of this subsidiary to R&Q and Obra, trusted specialist partners with proven track records of managing legacy matters. This important action enables greater focus on MSA’s future growth, profitability, and continued strong return of value to our shareholders. The completion of this transaction allows us to do more of what we do best – developing and manufacturing innovative safety technologies and protecting the world’s workers.”

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Lee McChesney, MSA Safety Senior Vice President and Chief Financial Officer added, “This transaction enhances predictability in the cash flows of our business and reduces our risk profile. Our balance sheet remains strong, and we are confident in our ability to delever within 12 to 18 months while maintaining our current dividend policy.”

Strategic and Financial Benefits

•Reduces Business Risk: The divested subsidiary carried exposure to cumulative trauma product liability claims. The divestiture reduces MSA Safety’s risk profile, as these claims were subject to inherent risks and uncertainties uncertainties.
•Simplifies Balance Sheet and Enhances Cash Flow Predictability: The transaction meaningfully simplifies the balance sheet and enhances future free cash flow predictability by eliminating costs associated with defending and settling the transferred claims, providing greater flexibility in MSA Safety’s capital planning process. MSA Safety plans to use its cash flow for near-term deleveraging, as well as reinvestment in organic and inorganic growth initiatives.
•Allows for Greater Focus on Future Growth: By eliminating the potential expenses and complexities of non-operating legacy liabilities, the transaction allows MSA Safety to focus on delivering steady, reliable, and profitable growth through its leading safety technologies that help protect people and facility infrastructures.

Transaction Terms and Financing

Under the terms of the agreement, MSA Safety sold 100% of the equity of the divested subsidiary to a joint venture between R&Q and Obra. In connection with the closing, the parties contributed a total of $376 million in cash and cash equivalents. MSA Safety contributed $341 million, and the joint venture contributed an additional $35 million. MSA Safety financed its contribution through available cash and borrowings, including a new $250 million term loan facility. Pro forma for the transaction as of September 30, 2022, MSA Safety’s Net Debt to Adjusted EBITDA is 2.4x.

The transaction closed on January 5, 2023. MSA Safety expects the transaction to be recognized in its first quarter 2023 results.

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Investor Conference Call Scheduled for Friday, January 6, 2023 at 8:30 a.m. Eastern Time

MSA Safety will hold a conference call on Friday, January 6, 2023 at 8:30 a.m. Eastern Time to discuss the transaction. The call will be broadcast live on the web at http://investors.msasafety.com/. Investors and interested parties can also dial into the call at 1-844-854-4415 (Toll Free) or 1-412-902-6599 (International). When prompted, please instruct the operator to be joined into the MSA Safety Incorporated conference call. A replay of the conference call will be available at http://investors.msasafety.com/ for 90 days. To view a copy of the presentation that will be discussed during the call, please click on the “Events & Presentations” tab under “News & Events” at http://investors.msasafety.com/.

Advisors

Jefferies acted as exclusive financial advisor to MSA Safety in connection with the transaction, with Sidley Austin LLP acting as legal counsel.

About MSA Safety Incorporated

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military. MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices. With 2021 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information visit MSA's web site at www.MSAsafety.com.

About R&Q

R&Q is a non-life global specialty insurance company operating two highly complementary businesses: Program Management and Legacy Insurance. Both businesses are leaders in markets with high barriers to entry and significant growth opportunities. R&Q’s approach is to deploy its origination and underwriting capabilities, alongside its licensed and rated carriers in the US, EU and the UK, to generate attractive returns in Legacy Insurance and Program Management on behalf of both capital partners and R&Q. For more information, please go to www.rqih.com.
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About Obra Capital

Obra is an investment firm specializing in insurance special situations, structured credit, asset-based finance, and longevity with $3.9 billion in assets under management. The firm aims to generate long term value and attractive returns for investors across closed-end and open-end funds. With capabilities in investing, originating, structuring, and servicing, Obra provides differentiated investment opportunities and capital solutions for investors globally. For more information, please go to www.obra.com.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation risks related to the sale of the divested subsidiary announced today, including the financing related thereto, global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 18, 2022. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at https://investors.msasafety.com/. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

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